Exhibit 2.1



                                                                EXECUTION COPY



                      AGREEMENT AND PLAN OF REORGANIZATION

                                      AMONG

                             KNOBIAS HOLDINGS, INC.,

                        CONSOLIDATED TRAVEL SYSTEMS, INC.

                                       AND

                              KHI ACQUISITION, INC.



                                  June 30, 2004

                      AGREEMENT AND PLAN OF REORGANIZATION


         THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is entered into effective as of the 30th day of June, 2004, by and among KNOBIAS HOLDINGS, INC., a Delaware corporation (the "Company"), CONSOLIDATED TRAVEL SYSTEMS, INC., a Delaware corporation ("COVSA") and KHI ACQUISITION, INC., a newly formed Delaware corporation ("Merger Sub").

         WHEREAS, COVSA desires to acquire the Company as a wholly owned subsidiary and to issue shares of COVSA common stock to the security holders of the Company upon the terms and conditions set forth herein. Merger Sub is a wholly owned subsidiary corporation of COVSA that shall be merged with and into the Company; whereupon the Company shall be the surviving corporation and shall become a wholly owned subsidiary of COVSA (Merger Sub and the Company are sometimes collectively hereinafter referred to as the "Constituent Corporations").

         WHEREAS, Merger Sub has an authorized capitalization consisting of 1,000 shares of $0.001 par value common stock, all of which shall be issued and outstanding and owned by COVSA as of the Effective Time of the Merger, as defined herein.

         WHEREAS, the Company has an authorized capitalization of 46,000,000 shares, $0.001 par value, consisting of 30,000,000 shares of Class A Common Stock and 1,000,000 shares of Class B Common Stock (the "Company Common Stock"); and 15,000,000 shares of preferred stock issuable from time to time in series, and currently comprised of Series A Preferred Stock (the "Company A Preferred Stock"), Series B Preferred Stock (the "Company B Preferred Stock"), Series C Preferred Stock (the "Company C Preferred Stock") and Series D Preferred Stock (the "Company D Preferred Stock"), as follows:


         CLASS OR                     SHARES                  SHARES ISSUED &
         SERIES                     AUTHORIZED                  OUTSTANDING
         --------                   ----------                ---------------

         Common A                    30,000,000                     6,509,564

         Common B                     1,000,000                             0
         A Preferred                  3,570,000                     3,565,800
         B Preferred                  1,645,000                     1,641,307
         C Preferred                    622,500                       622,500
         D Preferred                  2,320,000                       419,300


excluding certain debentures convertible into Company D Preferred Stock, warrants to purchase Company Common Stock, and options granted under the Company's Amended and Restated 2000 Stock Option Plan.

         WHEREAS, the boards of directors of COVSA, Merger Sub and the Company, respectively, deem it advisable and in the best interests of such corporations and their respective stockholders that Merger Sub merge with and into the

Company pursuant to this Agreement and the Certificate of Merger (in the form attached hereto as Exhibit "A") and pursuant to applicable provisions of law (such transaction is hereafter referred to as the "Merger").

         NOW THEREFORE, in consideration of the premises, the mutual covenants set out herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1.       Plan of Reorganization.
         -----------------------

         The parties to this Agreement do hereby agree that Merger Sub shall be merged with and into the Company upon the terms and conditions set forth herein and in accordance with the provisions of the Delaware General Corporation Law (the "DGCL"). It is the intention of the parties hereto that this transaction qualify as a tax-free reorganization under Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended, and related sections thereunder.

2.       Terms of Merger.
         ----------------

         In accordance with the provisions of this Agreement and the requirements of applicable law, Merger Sub shall be merged with and into the Company as of the Effective Time of the Merger (the terms "Closing" and "Effective Time of the Merger" are defined in Section 6 hereof). The Company shall be the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation") and the separate existence of Merger Sub shall cease at the Effective Time of the Merger. The Company, as the Surviving Corporation, shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the DGCL, as described below. Consummation of the Merger shall be upon the following terms and subject to the conditions set forth herein:

         (A)       Corporate Existence.

                   (1) Commencing at the Effective Time of th Merger, the separate corporate existence of Merger Sub shall cease and the Surviving Corporation shall continue its corporate existence as a Delaware corporation and

                        (a) it shall thereupon and thereafter possess all rights, privileges, powers, franchises and property (real, personal and mixed) of each of the Constituent Corporations;

                        (b) all debts due to either of th Constituent Corporations, on whatever account, all causes in action and all other things belonging to either of the Constituent Corporations shall, except as otherwise set forth herein, be taken and deemed to be transferred to and shall be vested in the Surviving Corporation by virtue of the Merger without further act or deed; and

                        (c) all rights of creditors and all liens, if any, upon any property of any of the Constituent Corporations shall be preserved unimpaired, limited in lien to the property affected by such liens immediately prior to the Effective Time of the Merger, and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation.

                   (2) At the Effective Time of the Merger, (i) the Third Amended and Restated Certificate of Incorporation and the Bylaws of the Company, as existing and in effect immediately prior to the Effective Time of the Merger, shall be and remain the Certificate of Incorporation and Bylaws of the Surviving Corporation; (ii) the members of the Board of Directors of the Company holding office immediately prior to the Effective Time of the Merger shall remain as the members of the Board of Directors of the Surviving Corporation until their respective successors are elected or appointed and qualified (if on or after the Effective Time of the Merger a vacancy exists on the Board of Directors of the Surviving Corporation, such vacancy may thereafter be filled in a manner provided by applicable law and the Bylaws of the Surviving Corporation); and (iii) until the Board of Directors of the Surviving Corporation shall otherwise determine, all persons who hold offices of the Company at the Effective Time of the Merger shall continue to hold the same offices of the Surviving Corporation.

         (B)  Conversion of Securities.

              At the Effective Time of the Merger and without any action on the part of COVSA, Merger Sub, the Company or the holders of any of the securities of any of these corporations, each of the following shall occur:

              (1)  After  giving  effect to the Reverse  Stock Split  defined in
                   Section 7(C) below, the outstanding shares of capital stock of the Company shall be converted into the right to receive shares of common stock, par value $.01 per share, of COVSA ("COVSA Common Stock"). Each one (1) share of Company Common Stock issued and outstanding immediately prior to the Effective Time of the Merger shall be converted into the right to receive 2.2604 shares of COVSA Common Stock. Each one (1) share of Company A Preferred Stock issued and outstanding immediately prior to the Effective Time of the Merger shall be converted into the right to receive 2.2604 shares of COVSA Common Stock. Each one (1) share of Company B Preferred Stock issued and outstanding immediately prior to the Effective Time of the Merger shall be converted into the right to receive 5.2435 shares of COVSA Common Stock. Each one (1) share of Company C Preferred Stock issued and outstanding immediately prior to the Effective Time of the Merger shall be converted into the right to receive 5.6729 shares of COVSA Common Stock. Each one (1) share of Company D Preferred Stock issued and outstanding immediately prior to the Effective Time of the Merger shall be converted into the right to receive 2.2604 shares of COVSA Common Stock. All such shares of Company

                   Common Stock, Company A Preferred Stock, Company B Preferred Stock, Company C Preferred Stock, and Company D Preferred Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent the right to receive, upon the surrender of such certificate in accordance with the provisions of Section 3 hereof, certificates evidencing such number of shares of COVSA Common Stock, respectively, into which such shares of the Company's common and preferred stock were converted. No fraction of any share of COVSA Common Stock will be issued to any former holder of capital stock of the Company; rather, the number of shares of COVSA Common Stock otherwise issuable, if other than a whole number, shall be rounded to the nearest whole number. The holders of such certificates previously evidencing shares of Company Common Stock, Company A Preferred Stock, Company B Preferred Stock, Company C Preferred Stock, and Company D Preferred Stock outstanding immediately prior to the Effective Time of the Merger shall cease to have any rights with respect to such shares of the Company's common and preferred stock except as otherwise provided herein or by law.

              (2) The outstanding principal balance of the Company's 12% Convertible Subordinated Debentures and the Company's 24% Convertible Subordinated Debentures (collectively, the "Company Debentures") and a portion of the accrued and unpaid interest thereon, shall be converted into the right to receive a total of 2,108,000 shares of COSVA Common Stock, as set forth on Exhibit "B" attached hereto. All such Company Debentures shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each Company Debenture shall thereafter represent the right to receive, upon the surrender of such Company Debenture in accordance with the provisions of Section 3 hereof, certificates evidencing such number of shares of COSVA Common Stock, respectively, into which such Company Debentures were converted. No fraction of any share of COVSA Common Stock will be issued to any former holder of Company Debentures; rather, the number of shares of COVSA Common Stock otherwise issuable, if other than a whole number, shall be rounded to the nearest whole number. The holders of the Company Debentures immediately prior to the Effective Time of the Merger shall cease to have any rights with respect to such Company Debentures other than the right to receive accrued but unpaid interest thereon taking into consideration that a portion of such accrued interest shall have been converted into shares of COSVA Common Stock.

              (3) Any shares of the Company capital stoc held in the treasury of the Company immediately prior to the Effective Time of the Merger shall automatically be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto. At the Effective Time of the Merger, the stock transfer books of the Company shall be closed and thereafter, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of any shares of capital stock of the Company which were outstanding immediately prior to the Effective Time.

              (4) Each holder of an option (a "Company Option") to purchase Company Common Stock granted prior to the Effective Time of the Merger pursuant to the Company's Amended and Restated
                   2000 Stock Option Plan (the "Company Option Plan") shall receive from COVSA at the Closing, in exchange for a written instrument executed by him canceling by its terms all of the Company Options held by him at the Closing, a duly executed Option Agreement (a "COVSA Option Agreement") evidencing the grant to said holder, pursuant to the COVSA Stock Incentive Plan (as defined herein), of an option (each, a "COVSA Option") to acquire one (1) share of COVSA Common Stock for every one (1) share of Company Common Stock for which the Company Option is exercisable at any time, on economic and contractual terms substantially and materially similar to the terms and conditions of said Company Option prior to such conversion, and substantially in the form of Exhibit "C" attached hereto.

              (5) As of the date of this Agreement, the Company has issued and outstanding warrants to purchase 891,218 shares of Company Common Stock (the "Company Warrants"). Upon the Effective Time of the Merger, each outstanding warrant to purchase Company Common Stock, whether or not then exercisable, shall be converted into a warrant (a "COVSA Warrant") to purchase (in substitution for each share of Company Common Stock subject to a Company Warrant) one (1) share of COVSA Common Stock for every one (1) share of Company Common Stock for which said warrant was exercisable, on economic and contractual terms substantially and materially similar to the terms and conditions of said Company Warrant prior to such conversion, and substantially in the form of Exhibit "D" attached hereto.

              (6) Each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time of the Merger shall remain in existence as one share of common stock of the Surviving Corporation, which shall be owned by COVSA.

              (7) The 2,500,000 shares of COVSA Common Stock issued and outstanding immediately prior to the Merger (such number of outstanding shares reflecting the Reverse Stock Split, as defined in Section 7(C) below) will remain issued and outstanding after the Effective Time of the Merger.

         (C)  Restricted Securities

              (1) None of (i) the shares of COVSA Common Stock into which the shares of capital stock of the Company and the Company Debentures are to be converted, (ii) the COVSA Options or
                   (iii) the COVSA Warrants shall, at the Effective Time of the Merger, be registered under the Securities Act of 1933, as amended (the "Securities Act") but, rather, shall be deemed to have been issued pursuant to an exemption therefrom
                   (subject to the satisfaction of certain other terms and conditions hereof) and shall be considered "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act. All shares of COVSA Common Stock shall bear a legend worded substantially as follows:

                                    "The shares  represented by this certificate
                                    have   not   been   registered   under   the
                                    Securities  Act of 1933 (the  "Act") and are
                                    "restricted  securities"  as  that  term  is
                                    defined  in Rule  144  under  the  Act.  The
                                    shares may not be offered for sale,  sold or
                                    otherwise  transferred except pursuant to an
                                    exemption from  registration  under the Act,
                                    the   availability   of   which   is  to  be
                                    established  to  the   satisfaction  of  the
                                    Company."

              (2) At the Closing, COVSA shall direct its transfer agent to record, as soon as practicable after the Closing, the issuance of COVSA Common Stock to the holders of the Company's capital stock and the Company Debentures, pursuant to the provisions set forth above. The transfer agent shall annotate its records to reflect the restrictions on transfer embodied in the legend set forth above. There shall be no requirement of COVSA to register the COVSA Common Stock under the Securities Act in connection with the Merger.

         (D)  Other Matters.

              (1) Immediately prior to the Effective Tim of the Merger, the Company shall have no more than 6,509,564 shares of Company Common Stock, 3,565,800 shares of Company A Preferred Stock, 1,641,307 shares of Company B Preferred Stock, 622,500 shares of Company C Preferred Stock, and 419,300 shares of Company D Preferred Stock issued and outstanding. Immediately prior to the Effective Time of the Merger, after giving consideration to the transactions described in Section 7(C) hereof, COVSA shall have no more than 2,500,000 shares of COVSA Common Stock and no other series of capital stock issued and outstanding.

              (2) From and after the Closing and with a view to making available to holders of COVSA Common Stock the benefits of Rule 144 of the Securities Act or any other similar rule or regulation of the Securities and Exchange Commission ("SEC"), COVSA shall

                   (a) take all action as may be required as a condition to the availability of Rule 144 under the Securities Act (or any successor exemptive rule hereinafter in effect) with respect to COVSA Common Stock; and

                   (b) furnish to any holder of COVS Common Stock forthwith upon request

                        (i) a written statement COVSA as to its compliance with the reporting requirements of Rule 144;

                        (ii) a copy  of the  most  recent  annual  or  quarterly
                             report of COVSA as filed with the SEC; and

                        (iii)such  other  reports an  documents  as a holder may
                             reasonably request in availing itself of any rule or regulation of the SEC allowing a holder to sell any such COVSA Common Stock without registration.

                   COVSA agrees to facilitate and expedite transfers of the shares of COVSA Common Stock pursuant to Rule 144 under the Securities Act, which efforts shall include timely notice to its transfer agent to expedite such transfers of such shares.

              (3) At the Closing, the then existing directors of COVSA shall nominate and elect to the Board of Directors of COVSA the persons designated in writing by the Company, and COVSA shall cause all of the persons then serving as directors and officers of COVSA immediately prior to the Closing to resign from all of their respective positions with COVSA, effective immediately upon the Closing.

              (4) If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, the officers and directors of COVSA are hereby fully authorized to take, and will use their reasonable efforts to take, all such lawful and necessary action.

              (5) At the Closing, the Company shall caus the amount of $400,000 (the "Cash Payment") to be deposited into the trust account of Leonard E. Neilson, P.C., by wire transfer of immediately available funds for the account of COVSA, in accordance with wire transfer instructions delivered to the Company prior to the Closing.

3.       Delivery of Shares and Debentures.
         ----------------------------------

         On or as soon as practicable after the Effective Time of the Merger, the Company will use reasonable efforts to cause all holders of the Company's capital stock (the "Company Stockholders") and all holders of the Company Debentures to surrender to COVSA's transfer agent for cancellation certificates representing their shares of the Company's capital stock and Company Debentures convertible into the Company's capital stock, against delivery of certificates representing the shares of COVSA Common Stock for which the Company's capital stock and Company Debentures are to be converted in the Merger pursuant to Section 2 hereof. Until surrendered and exchanged as herein provided, each outstanding certificate which, prior to the Effective Time of the Merger, represented Company capital stock, and each outstanding Company Debenture convertible into Company capital stock, shall be deemed for all corporate purposes to evidence ownership of the same number of shares of COVSA Common Stock into which the shares of the Company capital stock represented by such Company certificate and Company Debenture shall have been so converted.

4.       Representations and Warranties of the Company.
         ----------------------------------------------

         The Company hereby represents and warrants to COVSA and Merger Sub as follows, which warranties and representations shall also be true as of the Effective Time of the Merger:

         (A) As of the date hereof, excluding the Company Options, Company Warrants and Company Debentures, the total number of shares of Company Common Stock issued and outstanding is 6,509,564, the total number of shares of Company A Preferred Stock issued and outstanding is 3,565,800, the total number of shares of Company B Preferred Stock issued and outstanding is 1,641,307, the total number of shares of Company C Preferred Stock issued and outstanding is 622,500 and the total number of shares of Company D Preferred Stock issued and outstanding is 419,300. As of the date hereof, the total number of Company Options issued and outstanding is 158,500, the total number of Company Warrants issued and outstanding is 891,218 and the aggregate principal amount of Debentures issued and outstanding is $1,050,000.

         (B) The Company Common Stock, Company A Preferred Stock, Company B Preferred Stock, Company C Preferred Stock, and Company D Preferred Stock constitute duly authorized, validly issued shares of capital stock of the Company. All shares are fully paid and nonassessable.

         (C) The audited financial statements of the Company as of and for the year ended December 31, 2003, and unaudited interim financial statements of the Company for the quarter ended March 31, 2004, which have been delivered to COVSA, or will be delivered to COVSA prior to the Closing (hereinafter referred to as the "Company Financial Statements"), fairly present the financial condition of the Company as of the dates thereof and the results of its operations for the periods covered thereby. Other than as set forth in any schedule or exhibit attached hereto, and except as may otherwise be set forth or referenced herein, there are no material liabilities or obligations, either fixed or contingent, not disclosed or referenced in the Company Financial Statements or in any exhibit thereto or notes thereto other than contracts or obligations occurring in the ordinary course of business since March 31, 2004; and no such contracts or obligations occurring in the ordinary course of business constitute liens or other liabilities which materially alter the financial condition of the Company as reflected in the Company Financial Statements. The Company has, or will have at the Closing, good title to all assets shown on the Company Financial Statements subject only to dispositions and other transactions in the ordinary course of business, the disclosures set forth therein and liens and encumbrances of record. The Company agrees to provide updated unaudited financial statements for the quarterly and six- month period ended June 30, 2004, prior to the Closing, if the Closing occurs on or after August 14, 2004.

         (D) Except as disclosed in writing to COVSA, since March 31, 2004, there have not been any material adverse changes in the financial position of the Company except changes arising in the ordinary course of business, which changes will not materially and adversely affect the financial position of the Company.

         (E) The Company is not a party to any material pending litigation or, to the knowledge of its executive officers (herein, the "Company's Knowledge"), any governmental investigation or proceeding, not reflected in the Company Financial Statements, and, to the Company's Knowledge, no material litigation, claims, assessments or any governmental proceedings are threatened in writing against the Company.

         (F) The Company is in good standing in its state of incorporation, and is in good standing and duly qualified to do business in each state where required to be so qualified except where the failure to so qualify would have no material adverse effect on the business, financial condition or results of operations of the Company.

         (G) The Company has, or by the Effective Time of th Merger will have, filed all material tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed in the ordinary course of business and has (or will have) paid or made adequate provisions for all taxes or assessments which have become due as of the Effective Time of the Merger.

         (H) The Company has not materially breached any material agreement to which it is a party. The Company has previously given COVSA copies of or access to all material contracts, commitments and/or agreements to which the Company is a party.

         (I) The Company has the requisite corporate power and authority to enter into this Agreement and the other Transaction Documents (as defined herein) to which it is a party and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been or will prior to the Closing and the Effective Time of the Merger be duly authorized by the Board of Directors of the Company and by the stockholders of the Company (if approved). The execution of this Agreement and the other Transaction Documents does not materially violate or breach any material agreement or contract to which the Company is a party, and the Company, to the extent required, has (or will have by Closing) obtained all necessary approvals or consents required by any agreement to which the Company is a party. The execution and performance of this Agreement and the other Transaction Documents will not violate or conflict with any provision of the Third Amended and Restated Certificate of Incorporation, as amended and in effect as of the date hereof, or Bylaws of the Company. As used herein, "Transaction Document" means this Merger Agreement and each of the agreements, instruments or documents referred to in Sections 8(O), (P), Q) and (R) hereof.

         (J) Information regarding the Company, which has been delivered by the Company to COVSA for use in connection with the Merger, is, to the Company's Knowledge, true and accurate in all material respects.

         (K) To the Company's Knowledge, the Company has (an at the Closing will have) disclosed in writing to COVSA all events, conditions and facts materially affecting the business, financial conditions (including any liabilities, contingent or otherwise) or results of operations of the Company.

         (L) All information regarding the Company which has been provided to COVSA by the Company or set forth in any document or other communication, disseminated to any former, existing or potential Company Stockholders or holders of the Company Debentures or to the public or filed with any state securities regulators or authorities is, to the Company's Knowledge, true, complete, accurate in all material respects.

         (M) To the Company's Knowledge the Company is and has been in compliance with, and the Company has conducted any business previously owned or operated by it in compliance with, all applicable laws, orders, rules and regulations of all governmental bodies and agencies, including applicable securities laws and regulations and environmental laws and regulations, except where such noncompliance has and will have, in the aggregate, no material adverse effect. The Company has not received notice of any noncompliance with the foregoing, nor is it aware of any claims or threatened claims in connection therewith.

         (N) To the Company's Knowledge without limiting the foregoing, (i) the Company and any other person or entity for whose conduct the Company is legally held responsible are and have been in material compliance with all applicable federal, state, regional, local laws, statutes, ordinances, judgments, rulings and regulations relating to any matters of pollution, protection of the environment, health or safety, or environmental regulation or control, and (ii) neither the Company nor any other person for whose conduct the Company is legally held responsible has manufactured, generated, treated, stored, handled, processed, released, transported or disposed of any hazardous substance on, under, from or at any of the Company's properties or in connection with the Company's operations.

         (O) Except as and to the extent specifically disclosed in this Agreement and as may be specifically disclosed or reserved against as to amount in the latest balance sheet contained in the Company Financial Statements, there is no basis for any assertion against the Company of any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, including, without limitation, any liability for taxes (including e-commerce sales or other taxes), interest, penalties and other charges payable with respect thereto. Neither the execution and delivery of this Agreement or the other Transaction Documents to which it is a party, nor the consummation of the transactions contemplated hereby or thereby will

              (1) result in any payment (whether severance pay, unemployment compensation or otherwise) becoming due from the Company to any person or entity, including without limitation any employee, director, officer or affiliate or former employee, director, officer or affiliate of the Company;

              (2) increase any benefits otherwise payabl to any person or entity, including without limitation any employee, director, officer or affiliate or former employee, director, officer or affiliate of the Company; or

              (3) result in the acceleration of the time of payment or vesting of any such benefits.

         (P) To the Company's Knowledge no aspect of the Company's past or present business, operations or assets is of such a character as would restrict or otherwise hinder or impair the Company from carrying on the business of the Company as it is presently being conducted by the Company.

         (Q) Except as disclosed to COVSA in writing, to the Company's Knowledge the Company has no material contracts, commitments, arrangements, or understandings relating to its business, operations, financial condition, prospects, or otherwise. For purposes of this Section 4, "material" means payment or
              performance   of   a   contract,   commitment,    arrangement   or
              understanding in the ordinary course of business, which is expected to involve payments from the Company to any third party in excess of $100,000.

         (R) To the Company's Knowledge no representation or warranty by the Company contained in this Agreement and no statement contained in any certificate, schedule or other communication furnished pursuant to, or in connection with, the provisions hereof contains or shall contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading. To the Company's Knowledge, there is no current or prior event or condition of any kind or character pertaining to the Company that may reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company. Except as specifically indicated elsewhere in this Agreement, all documents delivered by the Company in connection herewith have been and will be complete originals, or exact copies thereof.

         (S) To the Company's Knowledge, all information to be supplied by it in writing, specifically for inclusion or incorporation by reference in the definitive Information Statement to be filed by COVSA with the SEC and disseminated by COVSA to its stockholders (the "Information Statement"), will not, at the time the Information Statement is so disseminated, or at any time it is amended or supplemented thereafter, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

5.       Representations of COVSA and Merger Sub.
         ----------------------------------------

         COVSA and Merger Sub hereby jointly and severally represent and warrant to the Company as follows, each of which representations and warranties shall continue to be true as of the Effective Time of the Merger:

         (A) As of the date hereof and the Effective Time of the Merger, the shares of COVSA Common Stock to be issued and delivered to the security holders of the Company hereunder and in connection herewith will, when so issued and delivered, constitute duly authorized, validly and legally issued, fully-paid, nonassessable shares of COVSA capital stock, free of all liens and encumbrances.

         (B) Each of COVSA and Merger Sub has the requisite corporate power to enter into this Agreement and to perform its respective obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (i) have been or will prior to the Closing and the Effective Time of the Merger be duly authorized by the respective Boards of Directors of COVSA and Merger Sub and by COVSA as the sole stockholder of Merger Sub, and (ii) except as otherwise set forth herein, do not have to be approved or authorized by the stockholders of COVSA. The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which COVSA or Merger Sub is a party or to which it is otherwise subject and will not violate any judgment, decree, order, writ, law, rule, statute, or regulation applicable to COVSA, Merger Sub or their properties. The execution and performance of this Agreement will not violate or conflict with any provision of the respective Certificates of Incorporation or Bylaws of either COVSA or Merger Sub.

         (C) COVSA has delivered to the Company a true and complete copy of its audited financial statements for the fiscal years ended 2001, 2002, and 2003, and the unaudited interim financial statements for the quarter ended March 31, 2004 (the "COVSA Financial Statements"). The COVSA Financial Statements are complete, accurate and fairly present the financial condition of COVSA as of the dates thereof and the results of its operations for the periods then ended. There are no material liabilities or obligations either fixed or contingent not reflected therein. The COVSA Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of COVSA as of the dates thereof and the results of its operations and changes in financial position for the periods then ended. COVSA agrees to provide updated quarterly financial statements if required by governmental agency. Merger Sub has no financial statements because it was recently formed solely for the purpose of effectuating the Merger and it has been, is and will remain inactive except for purposes of the Merger, and it has no assets, liabilities, contracts or obligations of any kind other than as incurred in the ordinary course in connection with its incorporation in Delaware. COVSA has no subsidiaries or affiliates except for Merger Sub, and Merger Sub has no subsidiaries or affiliates.

         (D) Since March 31, 2004, there have not been any material adverse changes in the business, financial condition or results of operation of COVSA. At the Closing, neither COVSA nor Merger Sub shall have any material assets and neither such corporation now has, nor shall it have, any liabilities of any kind other than those reflected in the most recent balance sheet set forth in the COVSA Financial Statements and any costs or liabilities incurred in connection with the Merger (which costs and liabilities, including those liabilities reflected in the most recent balance sheet set forth in the COVSA Financial Statements, collectively shall be paid in full by COVSA prior to or at the Closing).

         (E) Neither COVSA nor Merger Sub is a party to, or the subject of, any material pending litigation, claims, or governmental investigation or proceeding not reflected in the COVSA Financial Statements, and to the knowledge of the executive officers of COVSA (herein
              "COVSA's Knowledge"), there are no material lawsuits, claims, assessments, investigations, or similar matters, threatened in writing against Merger Sub, COVSA, or the management or properties of COVSA or Merger Sub.

         (F) COVSA and Merger Sub are each duly organized, validly existing and in good standing under the laws of the jurisdiction of their respective incorporation; each has the corporate power to own its property and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material negative impact. Neither corporation is required to be qualified to do business in any state other than the State of Delaware.

         (G) To COVSA's Knowledge, COVSA and Merger Sub have filed all federal, state, county and local income, excise, property and other tax, governmental and/or other returns, forms, filings, or reports, which are due or required to be filed by it prior to the date hereof and have paid or made adequate provision in the COVSA Financial Statements for the payment of all taxes, fees, or assessments which have or may become due pursuant to such returns, filings or reports or pursuant to any assessments received. Neither COVSA nor Merger Sub is delinquent or obligated for any tax, penalty, interest, delinquency or charge and there are no tax liens or encumbrances applicable to either corporation.

         (H) As of the date of this Agreement, COVSA's authorized capital stock consists solely of 20,000,000 shares of COVSA Common Stock, $.01 par value, of which 7,499,480 shares are presently issued and outstanding. Immediately prior to the Closing, and as a result of
              (i) COVSA effecting the Reverse Stock Split described in Section 7(C) hereof and (ii) the filing of the Restated Certificate, as defined in Section 7(E) hereof, COVSA's authorized capital stock shall consist solely of 95,000,000 shares of COVSA Common Stock, $.01 par value, of which COVSA shall have outstanding not more than 2,500,000 shares of COVSA Common Stock, 5,000,000 shares of preferred stock, par value $.01 per share, of which no shares shall be issued and outstanding, and no other shares of its capital stock. Merger Sub's capitalization consists solely of 1,000 authorized shares of $0.001 par value common stock ("Merger Sub's Common Stock"), of which 1,000 shares are outstanding, all of which are owned by COVSA, free and clear of all liens, claims and encumbrances. All outstanding shares of capital stock of COVSA and Merger Sub are, and shall be at the Closing, duly authorized, validly issued, fully paid and nonassessable. There are no existing options, calls, claims, warrants, preemptive rights, registration rights or commitments of any character relating to the issued or unissued capital stock or other securities of either COVSA or Merger Sub.

         (I) The financial records, minute books, and other documents and records of COVSA and Merger Sub have been made available to the Company prior to the Closing. The records and documents of COVSA and Merger Sub that have been delivered to the Company constitute all of the material records and documents of COVSA and Merger Sub that they are aware of or that are in their possession or in the possession of COVSA or Merger Sub.

         (J) Neither COVSA nor Merger Sub has materially breached any material agreement to which it is a party. Prior to the Closing, COVSA shall have given to the Company copies or access to all material contracts, commitments and/or agreements to which COVSA is a party. There are no currently existing agreements with any affiliates, related or controlling persons or entities.

         (K) COVSA has complied with all of the provisions relating to the issuance of shares, and for the registration thereof, under the Securities Act. To the best of COVSA's Knowledge there are no outstanding, pending or threatened stop orders or other actions or investigations relating thereto involving federal and state securities laws.

         (L) COVSA currently has no employees, consultants o independent contractors other than its attorneys and accountants and transfer agent. Geoff Williams, J. Rockwell Smith and Sharon Walter are, or will be, the sole directors and sole executive officers of COVSA, and Geoff Williams and J. Rockwell Smith are the sole directors and sole executive officers of Merger Sub.

         (M) COVSA and Merger Sub have (and at the Closing will have) disclosed in writing to the Company all events, conditions and facts materially affecting the business, financial conditions (including any liabilities, contingent or otherwise) or results of operations of either COVSA or Merger Sub, since January 1, 2002.

         (N) To COVSA's Knowledge, COVSA was originally organized for the purposes of, and with a specific plan for researching, developing and manufacturing custom- built batteries. Subsequently, COVSA revised its business to seeking potential operating businesses and business opportunities with the intent to acquire or merge with such businesses.

         (O) To COVSA's Knowledge all information regarding COVSA which has been provided to the Company by COVSA or set forth in any document or other communication, disseminated to any former, existing or potential stockholders of COVSA or to the public or filed with the SEC or any state securities regulators or authorities is true, complete, accurate in all material respects, not misleading, and was and is in full compliance with all securities laws and regulations. Without limiting the generality of the foregoing, COVSA has filed all required reports, schedules, forms, statements and other documents with the SEC since the filing of its registration statement on Form 10-SB on November 10, 2001 (including all filed reports, schedules, forms, statements and other documents whether or not required, the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations of the

              SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any SEC Document has been revised or superseded by a later filed SEC Document, none of the SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents are true and complete and comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.

         (P) To COVSA's Knowledge COVSA is and has been in compliance with, and COVSA has conducted any business owned or operated by it in compliance with, all applicable laws, orders, rules and regulations of all governmental bodies and agencies, including applicable securities laws and regulations (including, but not limited to, the Sarbanes-Oxley Act of 2002) and environmental laws and regulations, except where such noncompliance has and will have, in the aggregate, no material adverse effect. COVSA has not received notice of any noncompliance with the foregoing, nor is it aware of any claims or threatened claims in connection therewith. To its Knowledge COVSA has never conducted any operations or engaged in any business transactions of a material nature other than as set forth in the reports COVSA has previously filed with the SEC.

         (Q) The certificates of the Chief Executive Officer and Chief Financial Officer of COVSA required by Rules 13a-14 and 15d-14 of the Exchange Act or Section 906 of the Sarbanes-Oxley Act of 2002 with respect to the SEC Documents, as applicable, are true and correct as of the date of this Agreement as they relate to a particular SEC Document, as though made as of the date of this Agreement. The Company has established and maintains disclosure controls and procedures, has conducted the procedures in accordance with their terms and has otherwise operated in compliance with the requirements under Rules 13a-15 and 15d-15 of the Exchange Act.

         (R) Except as and to the extent specifically disclosed in this Agreement and as may be specifically disclosed or reserved against as to amount in the latest balance sheet contained in the COVSA Financial Statements, there is no basis for any assertion against COVSA of any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, including, without limitation, any liability for taxes (including e-commerce sales or other taxes), interest, penalties and other charges payable with respect thereto. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will

              (1) result in any payment (whether severance pay, unemployment compensation or otherwise) becoming due from COVSA to any person or entity, including without limitation any employee, director, officer;

              (2) increase any benefits otherwise payabl to any person or entity, including without limitation any employee, director, officer or affiliate; or

              (3) result in the acceleration of the time of payment or vesting of any such benefits.

         (S) To COVSA's Knowledge no aspect of COVSA's business, operations or assets is of such a character as would restrict or otherwise hinder or impair COVSA from carrying on the business of COVSA as it is presently being conducted by COVSA.

         (T) To COVSA's Knowledge, other than retention of accountants, attorney, and transfer agent, COVSA has no other contracts, commitments, arrangements, or understandings relating to its business, operations, financial condition, prospects or otherwise.

         (U) None of COVSA, Merger Sub or any other affiliat thereof has or maintains any employee benefit, bonus, incentive compensation profit-sharing, equity, stock bonus, stock option, stock appreciation rights, restricted stock, other stock-based incentive, executive compensation agreement, employment agreement, deferred compensation, pension, stock purchase, employee stock ownership, savings, pension, retirement, supplemental retirement, employment related change-in- control, severance, salary continuation, layoff welfare (including, without limitation, health, medical, prescription, dental, disability, salary continuation, life, accidental death, travel accident, and other insurance), vacation, holiday, sick leave, fringe benefit, or other benefit plan, program, or policy, whether qualified or nonqualified and any trust, escrow, or other agreement related thereto, covering any present or former employees, directors, or their respective dependents ("Employee Programs").

         (V) To COVSA's Knowledge no representation or warranty by COVSA or Merger Sub contained in this Agreement and no statement contained in any certificate, schedule or other communication furnished pursuant to or in connection with the provisions hereof contains or shall contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading. There is no event or condition of any kind or character pertaining to COVSA that may reasonably be expected to have a material adverse effect on COVSA or its subsidiaries. Except as specifically indicated elsewhere in this Agreement, all documents delivered by COVSA in connection herewith have been and will be complete originals, or exact copies thereof.

6.       Closing.
         --------

         The Closing of the transactions contemplated herein shall take place on such date (the "Closing") as mutually determined by the parties hereto, but no later than five (5) days after all conditions precedent have been satisfied or waived and all required documents have been delivered. The parties shall use their reasonable commercial efforts to cause the Closing to occur on or before August 15, 2004. The "Effective Time of the Merger" shall be that date and time specified in the Certificate of Merger as the date on which the Merger shall become effective.

7.       Actions Prior to Closing.
         -------------------------

         (A) Prior to the Closing, the Company on the one hand, and COVSA and Merger Sub on the other hand, shall be entitled to make such investigations of the assets, properties, business and operations of the other party, and to examine the books, records, tax returns, financial statements and other materials of the other party as such investigating party deems necessary in connection with this Agreement and the transactions contemplated hereby. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances, and the parties hereto shall cooperate fully therein. The representations and warranties contained in this Agreement shall not be affected or deemed waived by reason of the fact that either party hereto discovered or should have discovered any representation or warranty is or might be inaccurate in any respect. Until the Closing, the parties hereto and their respective affiliates shall keep confidential and shall not use in any manner inconsistent
              with  the   transactions   contemplated   by  this  Agreement  any
              information or documents obtained from the other concerning its assets, properties, business or operations; if the Closing shall not occur for any reason (including, without limitation, pursuant to a termination of this Agreement), the parties hereto and their respective affiliates shall not disclose, nor use for their own benefit, any such information or documents obtained from the other, in either case, unless and to the extent (i) readily ascertainable from public or published information, or trade sources, (ii) received from a third party not under an obligation to such the Company or COVSA, as the case may be, to keep such information confidential or (iii) required by any applicable law, rule, regulation or court order. If the Closing does not occur for any reason each of the parties and their respective affiliates shall promptly return or destroy all such confidential information and compilations thereof as is practicable, and shall certify such destruction or return to the other party.

         (B) Prior to the Closing, any written news releases or public disclosure by either party pertaining to this Agreement shall be submitted to the other party for its review and approval prior to such release or disclosure, provided, however, that

              (1)  such approval shall not be unreasonabl withheld, and

              (2) such review and approval shall not be required of disclosures required to comply, in the judgment of counsel, with federal or state securities or corporate laws or policies.

         (C) Immediately prior to the Effective Time of the Merger, COVSA will effect a one- for-three reverse stock split (the "Reverse Stock Split"), in which each three (3) outstanding shares of COVSA Common Stock will be merged and combined into one (1) share of COVSA Common Stock, the effect of which, in each case, shall be to decrease the issued and outstanding number of shares of COVSA Common Stock. In connection with the Reverse Stock Split, no fraction of any share of COVSA Common Stock will be issued; rather, the number of shares of COVSA Common Stock otherwise issuable, if other than a whole number, shall be rounded to the next whole number.

         (D) Except as contemplated by this Agreement, there shall be no stock dividend, stock split, recapitalization, or exchange of shares with respect to or rights issued in respect of COVSA Common Stock after the date hereof and there shall be no dividends or other distributions paid on COVSA's Common Stock after the date hereof, in each case through and including the Effective Time of the Merger. COVSA and Merger Sub shall conduct no business, prior to the Closing, other than in the ordinary course of business or as may be necessary in order to consummate the transactions contemplated hereby.

         (E) COVSA, acting through its Board of Directors, shall, in accordance with applicable law: (i) give notice of and submit for action by written consent of its stockholders (A) the Amended and Restated Certificate of Incorporation of COVSA, in the form attached hereto as Exhibit "E" (the "Restated Certificate"); (B) the Reverse Stock Split; (C) a new stock option plan in the form attached hereto as Exhibit "F" reserving no less than 5,000,000 shares of COVSA Common Stock for issuance thereunder (the "COVSA Stock Incentive Plan"); and (D) the ratification of Horne CPA Group as independent accountants of COVSA; and COVSA shall use its reasonable best efforts to obtain such written consent as soon as practicable after the date on which the Information Statement is cleared by the SEC; (ii) as promptly as practicable, prepare and file with the SEC a preliminary information statement relating to the matters stated above; and (iii) use its reasonable best efforts to
              (A) obtain and furnish the information required to be included by the SEC in the definitive Information Statement and, after consultation with the Company, respond promptly to any comments made by the SEC with respect to the preliminary information statement and cause the Information Statement to be mailed to its stockholders as promptly as practicable following clearance from the SEC, and (B) obtain the necessary approval of the matters stated above by its stockholders.

         (F) The Company shall provide to COVSA any information for inclusion in the Information Statement which may be required under applicable law and which is reasonably requested by COVSA. Each of the Company, on the one hand, and COVSA and Merger Sub, on the other hand, agree promptly to correct any information provided by any of them for use in the Information Statement if, and to the extent that, such information shall have become false or misleading in any material respect, and COVSA further agrees to take all necessary steps to cause the Information Statement as so corrected to be filed with the SEC and to be disseminated to the stockholders of the Company, in each case, as and to the extent required by applicable federal securities laws.

         (G) COVSA hereby represents and warrants that the information supplied or to be supplied by COVSA for inclusion or incorporation by reference in (i) the Information Statement or (ii) the Other Filings (as defined below), will, at the respective times filed with the SEC and, in addition, in the case of the Information Statement, as of the date it or any amendment or supplement thereto is mailed to stockholders, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Information Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. The Company hereby represents and warrants that the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the Information Statement or
              (ii) the Other Filings (as defined below), will, at the respective times filed with the SEC and, in addition, in the case of the Information Statement, as of the date it or any amendment or supplement thereto is mailed to stockholders, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         (H) As soon as practicable following the date hereo and following the Effective Time of the Merger, each of COVSA and the Company each shall properly prepare and file any other filings required under the Exchange Act or any other federal, state or foreign law relating to the Merger (collectively, the "Other Filings").

         (I) Except as required by law, COVSA and Merger Sub shall not voluntarily take any action that would, or that is reasonably likely to, result in any of the conditions to the Merger not being satisfied. Without limiting the generality of the foregoing COVSA and Merger Sub shall not take any action that would result in (i) any of its representations and warranties set forth in this Agreement that are qualified as to materiality becoming untrue or
              (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect.

         (J) The COVSA Common Stock shall continue to be approved for quotation on the OTC Bulletin Board. COVSA shall have continued to satisfy throughout the period from the date hereof through the Closing Date (i) its filing requirements under Section 13 of the Exchange Act and (ii) the requirements of Rule 15c2-11 as promulgated by the SEC under the Exchange Act.

8.       Conditions Precedent to the Obligations of the Company.
         -------------------------------------------------------

         All obligations of the Company under this Agreement to effect the Merger and the other transactions contemplated hereby are subject to the fulfillment, prior to or as of the Closing and/or the Effective Time of the Merger, as indicated below, of each of the following conditions:

         (A) The representations and warranties by or on behalf of COVSA and Merger Sub contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof or in connection herewith shall be true at and as of the Closing and Effective Time of the Merger as though such representations and warranties were made at and as of such time.

         (B) COVSA and Merger Sub shall have performed and complied with, in all material respects, all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing. No preliminary or permanent injunction or other order, decree or ruling issued by a court or other governmental authority of competent jurisdiction nor any statute, rule, regulation or executive order promulgated or enacted by any governmental authority of competent jurisdiction shall be in effect which would have the effect of (i) making the consummation of the Merger illegal, or (ii) otherwise prohibiting the consummation of the Merger.

         (C) On or before the Closing, the directors of COVS and Merger Sub, and COVSA as sole stockholder of Merger Sub, shall have approved in accordance with applicable provisions of the DGCL the execution and delivery of this Agreement and the consummation of the transactions contemplated herein, and shall have approved the Restated Certificate and the COVSA Stock Incentive Plan and submitted the same for approval by the stockholders of COVSA.

         (D) On or before the Closing, COVSA and Merger Sub shall have delivered certified copies of resolutions of the sole stockholder and directors of Merger Sub and of the directors of COVSA approving and authorizing (i) the execution, delivery and performance of this Agreement and all of the necessary and proper action to enable COVSA and Merger Sub to comply with the terms of this Agreement, (ii) the election of the Company's nominees to the Board of Directors of COVSA and all matters outlined or contemplated herein, (iii) the submission of the Restated Certificate and the COVSA Stock Incentive Plan to the stockholders of COVSA and the filing of the Restated Certificate upon approval thereof.

         (E) Each of the Company Stockholders and holders of the Company Debentures shall have delivered to COVSA a letter commonly known as an "investment letter" agreeing that the shares of COVSA Common Stock to be issued in the Merger are, among other things, being acquired for investment purposes and not with a view to public resale, are being acquired for the investor's own account, that the investor is an "accredited investor" as defined under Regulation D of the Securities Act, and that the shares of COVSA Common Stock are restricted and may not be resold, except in reliance of an exemption under the Act.

         (F) The Merger shall be permitted by applicable state law and otherwise and COVSA shall have sufficient shares of its capital stock authorized to complete the Merger and the transactions contemplated hereby.

         (G) The Restated Certificate, Reverse Stock Split and COVSA Stock Incentive Plan shall have been approved by the requisite vote of the stockholders of COVSA, acting by written consent in lieu of a special meeting thereof, and the Restated Certificate shall have been filed in accordance with the applicable requirements of the DGCL.

         (H) At the Closing, all of the directors and officers of COVSA and Merger Sub shall have resigned in writing from their positions as directors and officers of COVSA and Merger Sub, respectively, effective upon the election and appointment of the Company nominees, and the directors of COVSA shall have taken such action as may be deemed necessary or desirable by the Company regarding such election and appointment of the Company nominees.

         (I) At the Closing, all instruments and documents delivered by COVSA or Merger Sub, including to the Company Stockholders and holders of the Company Debentures pursuant to the provisions hereof shall be reasonably satisfactory to legal counsel for the Company.

         (J) The capitalization of COVSA and Merger Sub shal be the same as described in Section 5(H), except that the number of outstanding shares of COVSA Common Stock shall have been decreased by the Reverse Stock Split, and the Reverse Stock Split shall have been effected.

         (K) The shares of COVSA Common Stock to be issued t the Company Stockholders and holders of the Company Debentures at Closing will be validly issued, nonassessable and fully paid under the applicable provisions of the DGCL and will be issued in a nonpublic offering in compliance with all federal, state and applicable securities laws.

         (L)  The  Company  shall  have  received  all  necessary  and  required
              approvals  and  consents  from  required   parties  and  from  its
              stockholders.

         (M) At the Closing, COVSA and Merger Sub shall have delivered to the Company an opinion of COVSA's legal counsel dated as of the Closing to the effect that:

              (1) Each of COVSA and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

              (2) This Agreement has been duly authorized, executed and delivered by COVSA and Merger Sub and is a valid and binding obligation of COVSA and Merger Sub enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity;

              (3) COVSA and Merger Sub each through its Board of Directors and stockholders have taken all corporate action necessary for performance under this Agreement;

              (4) The documents executed and delivered t the Company and the Company Stockholders hereunder are valid and binding in
                   accordance   with  their   terms  and  vest  in  the  Company
                   Stockholders all right, title and interest in and to the shares of COVSA's Common Stock to be issued pursuant to
                   Section 2 hereof, and the shares of COVSA Common Stock when issued will be duly and validly issued, fully paid and nonassessable; and

              (5) COVSA and Merger Sub each has the corporate power to execute, deliver and perform its respective obligations under this Agreement;

         (N) The Company shall have completed its financial and legal due diligence investigation of COVSA with results thereof satisfactory to the Company in its sole discretion.

         (O) The Company and, upon the reasonable request of the Company, COVSA and Merger Sub shall have entered into a definitive agreement providing for the consummation, at the Effective Time of the Merger, of a private placement, in accordance with all applicable federal, state and foreign securities laws, of authorized but unissued shares of COVSA Common Stock or other securities in the aggregate amount of not less than $2,000,000.

         (P) The Company and, upon the reasonable request of the Company, COVSA and Merger Sub shall have entered into the Contribution, Assignment and Escrow Agreement, dated as of the date hereof, with Kollage, LLC, Duncan Capital Group, LLC and Watkins & Eager, PLLC (the "Contribution Agreement") and the Contribution Agreement shall be in force and effect as of the Effective Time of the Merger.

         (Q) The Company shall have entered into a Voting Agreement with each of H. Deworth Williams and Edward F. Cowle (the "Voting Agreements"), and the Voting Agreements shall be in force and effect as of the Effective Time of the Merger.

         (R) The Company shall have entered into Debenture Conversion Agreements (the "Conversion Agreements") executed by holders of the Company Debentures, and the Conversion Agreements shall be in force and effect as of the Effective Time of the Merger.

9.       Conditions Precedent to the Obligations of COVSA and Merger Sub.
         ----------------------------------------------------------------

         All obligations of COVSA and Merger Sub under this Agreement are subject to the fulfillment, prior to or at the Closing and/or the Effective Time of the Merger, of each of the following conditions:

         (A) The representations and warranties by the Company contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true at and as of the Closing and the Effective Time of the Merger as though such representations and warranties were made at and as of such times.

         (B) The Company shall have performed and complied with, in all material respects, all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

         (C) On or before the Closing, the directors of the Company shall have approved in accordance with applicable state corporation law the execution and delivery of this Agreement and the consummation of the transactions contemplated herein, and shall have submitted the same to the stockholders of the Company.

         (D) On or before the Closing Date, the Company shal have delivered certified copies of resolutions of the stockholders and directors of the Company approving and authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and authorizing all of the necessary and proper action to enable the Company to comply with the terms of this Agreement.

         (E) The Merger shall be permitted by applicable state law and otherwise.

         (F) At the Closing, all instruments and documents delivered by the Company pursuant to the provisions hereof shall be reasonably satisfactory to legal counsel for COVSA.

         (G) The capitalization of the Company shall be the same as described in Section 4(A) hereof.

         (H) COVSA shall have received all necessary and required approvals and consents from required parties and from its stockholders, and this Agreement and the Merger shall have been adopted and approved by the requisite vote of the Company Stockholders.

         (I) At the Closing, the Company shall have delivere to COVSA an opinion of the Company's legal counsel dated as of the Closing to the effect that:

              (1) The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

              (2) This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms;

              (3) The Company, through its Board of Directors and stockholders has taken all corporate action necessary for performance under this Agreement; and

              (4) The Company has the corporate power to execute, deliver and perform under this Agreement.

         (J) COVSA shall have an exemption from registration under the Securities Act and the securities laws of the state of Delaware and the various states of residence of the Company Stockholders and the holders of the Company Debentures for issuance of the shares of COVSA Common Stock to be issued to the Company Stockholders and holders of Company Debentures in the Merger.

         (K) COVSA shall have received from the Company Stockholders and holders of the Company Debentures the investment letters described in Section 8(E) hereof.

         (L)  COVSA shall have received the Cash Payment.

10.      Survival.
         ---------

         The representations and warranties contained in this Agreement and any other document or certificate relating hereto shall not survive the Effective Time of the Merger.

11.      Nature of Representations.
         --------------------------

         All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties, covenants and agreements contained in this Agreement and the other documents delivered at the Closing and not upon any representation, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

12.      Documents at Closing.
         ---------------------

         At the Closing, the following documents shall be delivered:

         (A) The Company will deliver, or will cause to be delivered, to COVSA the following:

              (1) a certificate executed by the Presiden of the Company to the effect that all representations and warranties made by the Company under this Agreement are true and correct as of the Closing and as of the Effective Time of the Merger, the same as though originally given to COVSA or Merger Sub on said date and that the Company has performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time of the Merger;

              (2) a certificate from the state of the Company's incorporation dated within five business days of the Closing to the effect that the Company is in good standing under the laws of said state;

              (3) such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement and the other Transaction Documents;

              (4) executed copy of the Certificate of Merger for filing in Delaware;

              (5) certified copies of resolutions adopte by the Company Stockholders and the directors of the Company approving the Merger Agreement and other Transaction Documents and authorizing the Merger;

              (6) the opinion of the Company's counsel as described in Section 9(I) above; and

              (7) all other items, the delivery of which is a condition precedent to the obligations of COVSA and Merger Sub, as set forth herein.

         (B)  COVSA and Merger Sub will  deliver or cause to be delivered to the
              Company:

              (1) stock certificates representing those securities of COVSA to be issued as a part of the Merger as described in Section 2 hereof;

              (2) a certificate of the President of COVS and Merger Sub, respectively, to the effect that all representations and warranties of COVSA and Merger Sub made under this Agreement are true and correct as of the Closing, the same as though originally given to the Company on said date; and that each of COVSA and Merger Sub has performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time of the Merger;

              (3) certified copies of resolutions adopte by COVSA's and Merger Sub's Board of Directors and Merger Sub's sole stockholder approving the Merger Agreement and authorizing the Merger and all related matters; and certified copies of resolutions adopted by the stockholders of COVSA approving the matters described in Section 7(E) above;

              (4) certificates from the jurisdiction of incorporation of COVSA and Merger Sub dated within five business days of the Closing Date that each of said corporations is in good standing under the laws of said state;

              (5) executed copy of the Certificate of Merger for filing in Delaware;

              (6) opinion of COVSA's counsel as described in Section 8(M) above;

              (7) such other instruments and documents a are required to be delivered pursuant to the provisions of this Agreement;

              (8) written resignation of all of the officers and directors of COVSA and Merger Sub; and

              (9) all other items, the delivery of which is a condition precedent to the obligations of the Company, as set forth in
                   Section 8 hereof.

13.      Finder's Fees.
         --------------

         COVSA and Merger Sub, jointly and severally, represent and warrant to the Company, and the Company represents and warrants to COVSA and Merger Sub, that none of them, or any party acting on their behalf, has incurred any liabilities, either express or implied, to any "broker" or "finder" or similar person in connection with this Agreement or any of the transactions contemplated hereby.

14.      Additional Covenants.
         ---------------------

         Between the date hereof and the Closing, except with prior written consent of the other party:

         (A) COVSA, Merger Sub and the Company shall conduct their business only in the usual and ordinary course and the character of such business shall not be changed nor shall any different business be undertaken;

         (B) No change shall be made in the Certificate of Incorporation or Bylaws of COVSA, Merger Sub or the Company except as described herein;

         (C) No change shall be made in the authorized or issued shares of COVSA except as set forth herein;

         (D) Neither COVSA nor the Company shall discharge o satisfy any lien or encumbrance or obligation or liability, other than current liabilities shown on the financial statements heretofore delivered and current liabilities incurred since that date in the ordinary course of business; and

         (E)  COVSA   shall  not  make  any  payment  or   distributio   to  its
              stockholders or purchase or redeem any shares or capital stock except as set forth herein.

15.      Post-Closing Covenants.
         -----------------------

         After the Closing, the Company shall cause COVSA to timely file a current report on Form 8-K to report the Merger. In addition, for a period of 12 months following the Closing, the Company shall cause COVSA to use its commercially reasonable efforts to timely file all reports and other documents required to be filed by COVSA under the Securities Exchange Act of 1934.

16.      Termination.
         ------------

         This Agreement may be terminated at any time prior to the Effective Time of the Merger, by action taken or authorized by the Board of Directors of the terminating party or parties, and except as provided below, whether before or after approval of the matters presented in connection with the Merger by the stockholders of COVSA or the Company:

         (A)  By mutual written consent of COVSA and the Company;

         (B) By either COVSA or the Company, if the Effectiv Time of the Merger shall not have occurred on or before October 31, 2004 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 16(B) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in, the failure of the Effective Time of the Merger to occur on or before the Termination Date;

         (C) By either COVSA or the Company, if any governmental entity (i) shall have issued an order, decree or ruling or taken any other action (which the parties shall use their reasonable best efforts to resist, resolve or lift, as applicable, permanently restraining, enjoining or otherwise prohibiting the transaction contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable or (ii) shall have failed to issue an order, decree or ruling or to take any other action, and such denial of a request to issue such order, decree, ruling or take such other action shall have become final and nonappealable (which order, decree, ruling or other action the parties shall have used their reasonable best efforts to obtain, in the case of each of (i) and (ii) which is necessary to fulfill the conditions set forth in Sections 8 and 9, as applicable;

         (D) By either COVSA or the Company, if the approval of the respective stockholders of either COVSA or the Company contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote of stockholders or consent to the respective matters as to which such approval was sought;

         (E) By COVSA, if the Company shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, such that the conditions set forth in Section 9 are not capable of being satisfied on or before the Termination Date; or

         (F) By the Company, if COVSA shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, such that the conditions set forth in Section 8 are not capable of being satisfied on or before the Termination Date.

17.      Effect of Termination.
         ----------------------

         In the event of termination of this Agreement by either COVSA or the Company as provided in Section 16 (other than Sections 16(E) or (F)), this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any of the parties or their respective officers or directors.

18.      Miscellaneous.
         --------------

         (A) Further Assurances. At any time, and from time to time, after the Effective Time of the Merger, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

         (B) Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party (in its sole discretion) to whom such compliance is owed.

         (C) Amendment. This Agreement may be amended only i writing as agreed to by all parties hereto.

         (D) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested to the last known address of the noticed party.

         (E) Headings. The section and subsection headings i this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (F) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (G) Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

         (H) Entire Agreement. This Agreement and the attached Exhibits, including the Certificate of Merger is the entire agreement of the parties covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

         (I) Severability. If any part of this Agreement is deemed to be unenforceable, the balance of the Agreement shall remain in full force and effect.

         (J) Responsibility and Costs. Whether the Merger is consummated or not, all fees, expenses and out-of-pocket costs, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred by the parties hereto shall be borne solely and entirely by the party that has incurred such costs and expenses, unless the failure to consummate the Merger constitutes a breach of the terms hereof, in which event the breaching party shall be responsible for all costs of all parties hereto.

         (K) Governing Law. This Agreement shall be governe and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.

         (L) Arbitration. Any dispute between the parties relating in any way to this Agreement or any of its terms and provisions shall be submitted to binding arbitration before a single arbitrator in New Castle County, Delaware, before JAMS and the prevailing party in such arbitration shall have the right to have any award made by arbitrators confirmed by a court of competent jurisdiction. The provisions of the Federal Rules of Civil Procedure, authorizing and taking of depositions and obtaining discovery are incorporated herein by this reference and shall be applicable to any such arbitration. Any such arbitration shall be conducted in an expeditious manner. Any such arbitration shall be governed by the JAMS complex arbitration rules and the JAMS optional arbitration appeal procedure.

         IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                             KNOBIAS HOLDINGS, INC.



                                             By     /s/ E. Key Ramsey
                                                 -------------------------------
                                                      E. Key Ramsey
                                                      President

                                             CONSOLIDATED TRAVEL  SYSTEMS, INC.



                                             By    /s/ Geoff Williams
                                                --------------------------------
                                                      Geoff Williams
                                                      President

                                             KHI ACQUISITION, INC.



                                             By    /s/ Geoff Williams
                                                --------------------------------
                                                      Geoff Williams
                                                      President